UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report: March 15, 1995

                    CAROLINA FIRST CORPORATION
       (Exact name of registrant as specified in its charter)

South Carolina             0-15083                 57-0824914
(State of other juris-    (Commission              (IRS Employer
diction of incorporation)  File Number)             Identification Number)

102 South Main Street, Greenville, South Carolina   29601
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (803) 255-7900


               The Exhibit Index appears on page 4 hereof.

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Item 4. Changes in Registrant's Certifying Accountant

    At its Board meeting on March 15, 1995, the Company's Board of Directors determined to dismiss Elliott Davis & Company, LLP ("ED&C") and to engage KPMG Peat Marwick LLP ("KPMG") as the Company's auditors for the 1995 fiscal year. ED&C has served as the Company's principal accountants since its inception in 1986. The change in auditors resulted from the Board's decision that it was in the Company's best interest to utilize a national accounting firm, with its attendant size, experience and expertise.

     ED&C's report on the financial statements for the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

    The determination to change the Company's principal accounting firm was recommended to the Board of Directors by the Company's Audit Committee.

    The determination to change the Company's principal accounting firm was recommended to the Board of Directors by the Company's Audit Committee.

    During the past two years and subsequent interim periods, there was one matter which may be construed to be a "reportable event" within the meaning of Item 304(a)(1)(v)(A) through (D)(1) of Regulation S-K.
After the 1993 fiscal year audit, ED&C expressed concerns over the future value of certain intangible assets and the amortizable lives and amortization methods used for certain other intangible assets.

    This matter was fully discussed with the Company's Audit Committee. This issue was resolved to the satisfaction of the Company and ED&C during 1994, with the items being accounted for as recommended by ED&C.

    The Company has authorized ED&C to respond fully to inquiries of KPMG Peat Marwick regarding these issues.

    Except for the matter discussed above, during the past two years and subsequent interim periods, there were no other "reportable events" within the meaning of Item 304(a)(1)(v)(A) through (D)(1) of Regulation S-K.

    During 1994, KPMG provided accounting research to assist in evaluating certain policies and procedures related to: (1) intangibles - capitalization, cost allocation and amortization (premium for credit card purchases, branch acquisitions, mortgage banking acquisitions and acquisition related conversion costs and other deferred costs), (2) FAS 109 calculations and disclosure and 3) a possible sale or securitization of Carolina First Bank's credit card portfolio. (A securitization of the credit card portfolio was consummated on January 24, 1995.) The presentation consisted primarily of a summary of current accounting practices prescribed by the FASB, EITF, SEC or other relevant sources. This accounting research was presented jointly to the Company's management, the Audit Committee and ED&C. There was no disagreement by ED&C with the research by KPMG.


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                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CAROLINA FIRST CORPORATION

March 21, 1995                 By:  /s/ William S. Hummers III
                                    William S. Hummers III
                                    Executive Vice President


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                     Exhibit Index

16.1 Letter of Elliott, Davis & Company, LLP

                             4
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